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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated March 25, 2005, with respect to the financial statements of John Hancock Life Insurance Company (U.S.A.) (formerly, The Manufacturers Life Insurance Company (U.S.A.)) and dated March 18, 2005,with respect to the financial statements of John Hancock Life Insurance Company (U.S.A) Separate Account N (formerly, The Manufacturers Life Insurance Company (U.S.A.) Separate Account N), which are contained in the Statement of Additional Information in Pre- Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-126668) and related Prospectus of John Hancock Life Insurance Company (U.S.A) Separate Account N (formerly, The Manufacturers Life Insurance Company (U.S.A.) Separate Account
N).

                                                          /s/ ERNST & YOUNG LLP

Boston, MA
October 6, 2005